SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                              FORM 8-K


                           CURRENT REPORT
                 PURSUANT TO SECTION 13 or 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported): January 16, 1998




                          MARSHALL INDUSTRIES
     _____________________________________________________________
         (Exact name of registrant as specified in its charter)



   CALIFORNIA              1-5441                95-2048764
(State or other     (Commission File Number)   (IRS Employer
jurisdiction                                  Identification No.)
of incorporation)

9320 TELSTAR AVENUE, EL MONTE, CALIFORNIA         91731-2895
      _____________________________________________________________
    (Address of Principal Executive Offices)    (Zip Code)



Registrant's telephone number including area code: (626) 307-6000


(Former name or former address, if changed since last report.)
      Not applicable.

ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS.

On January 16, 1998, Marshall Industries ("Marshall") completed the previously announced acquisition of Sterling Electronics
Corporation, a Nevada corporation ("Sterling"), by merging
MI Holdings Nevada, Inc., a wholly owned subsidiary of Marshall
("MI Holdings"), with and into Sterling (the "Merger"). The Merger was consummated pursuant to an Agreement and Plan of Merger dated as of September 18, 1997 among Marshall, MI Holdings and Sterling
(the "Merger Agreement").

Upon the effectiveness of the Merger, each outstanding share of common stock, $0.50 par value per share, of Sterling (the
"Sterling Common Stock") was converted into the right to receive
$21.00 in cash and each outstanding option to purchase shares of Sterling Common Stock was converted into the right to receive the difference between $21.00 in cash and the exercise price of such option.
At the time of the effectiveness of the Merger, there were approximately 7,798,347 shares of Sterling Common Stock outstanding. Prior to the Merger, Sterling Common Stock was traded on the New York Stock Exchange.

The purchase price for the Merger was a result of Marshall's successful bid in a competitive bidding process for the acquisition of Sterling, which bidding process is described in detail in Sterling's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on December 5, 1997. In determining the price that Marshall was willing to pay for the Merger in such bidding process, Marshall's Board of Directors evaluated the value that Sterling contributes to Marshall based on Sterling's net sales, Sterling's sales and marketing capabilities, other synergies of the two companies and cost savings resulting from the elimination of redundancies upon their combination, as well as comparable companies' financial information, ratios and public market multiples and prices paid in selected comparable transactions.

To fund the purchase price of the Merger, Marshall entered into a new credit facility with First Union National Bank, as administrative agent, consisting of a $100 million term loan and a $225 million revolving credit facility. In addition to funding the purchase price of the Merger, Marshall used proceeds from the revolving credit facility to repay approximately $21.1 million of outstanding indebtedness under its existing credit facility and to repay approximately $55.6 million of outstanding Sterling indebtedness.

Sterling is a broad-line electronics parts distributor with locations, including sales branches, throughout the United States and Canada. Sterling's customers are principally manufacturers of capital goods containing electronic circuitry such as electronic measurement devices, personal computers, computer workstations, computer peripherals, process control systems, medical monitoring equipment and telecommunications devices. Included in the assets of Sterling were service centers/warehouses, sales offices, accounts receivable, inventory and other property which Marshall intends to continue using in its business.

Item 5.  Other Events.

Upon the effectiveness of the Merger, Employment Agreements between the Company and each of Ronald Spolane and David Spolane became effective (see Exhibits 10.1 and 10.2 to Marshall's Current Report on Form 8-K dated September 18, 1997). Pursuant thereto, each of
Ronald Spolane and David Spolane was granted options to purchase
50,000 shares of Marshall's Common Stock under the Marshall
Industries 1997 Stock Option Plan, with such options having an exercise price equal to $29.8125 (the closing price of Marshall's common stock on the date of grant).

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)    Financial Information of Business Acquired.

       (i) Audited financial statements of Sterling for the fiscal years ended March 29, 1997 and March 30, 1996 and the independent auditors' report of Ernst & Young LLP with respect thereto (incorporated herein by reference from Sterling's Annual Report on Form 10-K dated June 27, 1997).

       (ii) Unaudited financial statements of Sterling for the fiscal quarter ended September 27, 1997 (incorporated herein by reference from Sterling's Quarterly Report on Form 10-Q dated November 12, 1997).

       (iii) Unaudited financial statements of Sterling for the fiscal quarter ended June 28, 1997 (incorporated herein by reference from Sterling's Quarterly Report on Form 10-Q dated August 13, 1997).

(b) Pro Forma Financial Information. The following pro forma financial information is not included herewith and will be filed by amendment not later than 60 days after the date on which this Current Report on Form 8-K is required to be filed:

       (i) Marshall Industries pro forma statement of income for the fiscal year ended May 31, 1996.

       (ii) Marshall Industries pro forma statement of income for the fiscal year ended May 31, 1997.

       (iii) Marshall Industries pro forma statement of income for the six months ended November 30, 1997.

       (iv) Marshall Industries pro forma balance sheet as of November 30, 1997.

(c)    Exhibits.


       Exhibit
       Number        Description

       2.1 Agreement and Plan of Merger dated as of September 18, 1997 among Marshall Industries,
                    MI Holdings Nevada, Inc. and Sterling Electronics Corporation (incorporated herein by reference from Marshall's Current Report on Form 8-K dated September 18, 1997).

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 MARSHALL INDUSTRIES


                                 /s/ Henry W. Chin

                                 By:  Henry W. Chin
                                      Vice President, Finance,
                                      Chief Financial
                                      Officer and Secretary



DATED:  January 30, 1998